Exhibit 99.1

SRM Entertainment, Inc. Announces Pricing of $1.7 Million Registered Direct Offering

Jupiter, FL, Dec. 05, 2024 (GLOBE NEWSWIRE) — SRM Entertainment, Inc. (Nasdaq: SRM) (the “Company,” or “SRM”, a leading provider of creative and high-quality licensed media-themed merchandise, today announced that it entered into a securities purchase agreement with a certain institutional investor to purchase approximately $1.7 million shares of its common stock (or common stock equivalents in lieu thereof) in a registered direct offering at a purchase price of $0.7385 per share.

The gross proceeds to the Company from the registered direct offering are estimated to be approximately $1.7 million, before deducting the placement agent’s fees and other estimated offering expenses. The offering is expected to close on or about December 6, 2024, subject to the satisfaction of customary closing conditions.

D. Boral Capital LLC is acting as exclusive placement agent for the offering.

The proposed offering of the securities described above is being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-282028) filed with the Securities and Exchange Commission (SEC) and declared effective by the SEC on September 19, 2024, and the accompanying prospectus contained therein.

The offering is being made only by means of a prospectus supplement and accompanying prospectus. The prospectus supplement describing the terms of the public offering will be filed with the SEC prior to the closing and will form a part of the effective registration statement.

Copies of the prospectus supplement and the accompanying prospectus relating to this offering may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting D. Boral Capital LLC Attention: Syndicate Department, 590 Madison Avenue, 39th Floor, New York, NY 10022, by email at syndicate@dboralcapital.com, or by telephone at (212) 970-5150.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About SRM Entertainment, Inc.

SRM Entertainment designs, develops, and manufactures custom merchandise which includes toys and souvenirs for the world’s largest theme parks and other entertainment venues. Many of SRM’s creative products are based on award winning multi-billion-dollar entertainment franchises that are featured in popular movies and books. SRM products are distributed worldwide at Walt Disney Parks and Resorts, Universal Parks and Destinations, United Parks and Resorts – SeaWorld, Six Flags and other attractions. SRM’s products are offered alongside popular rides and attractions in theme parks, zoos, aquariums, and other entertainment venues. SRM’s design team developed specialty dolls, plush and toys for one of New York City’s landmarks that features a popular holiday show. SRM’s design team is credited with creating popular products which have been successfully sold at specialty theme park events. SRM’s exclusive-patented Sip With Me cups feature fun, kid friendly Zoo, Sea and animal themed characters as well as licensed characters from Smurfs, ICEE and Zoonicorn.

Caution Regarding Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. These statements are subject to uncertainties and risks including, but not limited to, the risk factors discussed in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Forms 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law.

Media and Investor Relations

Info@SRMentertainment.com

(407)-230-8100

website: SRMentertainment.com